UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2024

SAFE AND GREEN DEVELOPMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41581	87-1375590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

990 Biscayne Blvd

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 904-496-0027

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	SGD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

St. Mary’s Site

As of April 25, 2024, Safe and Green Development Corporation (the “Company”) entered into an amendment to the agreement of sale (the “Amendment”) with Pigmental, LLC, a Delaware limited liability company (“Pigmental Studios”), to sell approximately 27 acres of land zoned for a manufacturing facility in St. Mary’s, Georgia (the “St. Mary’s Industrial Site”). Pursuant to the original agreement of sale, the Company was to sell the St. Mary’s Industrial Site to Pigmental Studios for $1.35 million, payable $900,000 in cash and $450,000 by the issuance of a promissory note to the Company, with the closing to occur no later than April 30, 2024. The Amendment amends the closing date to one of three dates (April 30, 2024, May 15, 2024 and May 30, 2024) and amends the purchase price contingent upon the closing date met by Pigmental Studios as follows:

●	If Pigmental Studios closes by April 30, 2024, the total purchase price will be $1,290,000. The payment breakdown for the purchase price will be as follows: $899,000 in cash and $390,000 by the issuance of a promissory note to the Company.

●	If Pigmental Studios closes by May 15, 2024, the total purchase price will be $1,310,000. The payment breakdown for the purchase price will be as follows: $899,000 in cash and $410,000 by the issuance of a promissory note to the Company.

●	If Pigmental Studios closes by May 30, 2024, the total purchase price will be $1,375,000. The payment breakdown for the purchase price will be as follows: $899,000 in cash and $475,000 by the issuance of a promissory note to the Company.

The foregoing description of the Amendment and the transaction contemplated by the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Lago Vista Site

On April 25, 2024, the Company entered into a Commercial Contract (the “Contract of Sale”) with Lithe Development Inc., a Texas corporation (“Lithe”), to sell the Company’s approximately 60-acre waterfront Lago Vista site in Lake Travis, Texas (the “Lago Vista Site”) owned by the Company to Lithe for $5.825 million. The Contract of Sale provides that the closing of the sale by the Company to Lithe of the Lago Vista Site is expected to occur after a 70-day due diligence period and a subsequent 30-day closing period.

The foregoing description of the Contract of Sale and the transaction contemplated by the Contract of Sale does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Contract of Sale, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 1.02 Termination of a Material Deﬁnitive Agreement.

As previously disclosed in the Current Report on From 8-K filed by the Company with the SEC on December 4, 2023, LV Peninsula Holding LLC, a Texas limited liability company and wholly owned affiliate of the Company (“LV Holding”), had previously entered into a Contribution Agreement dated November 28, 2023, as amended, (the “Contribution Agreement”) with Preserve Acquisitions, LLC, a Delaware limited liability company (“Preserve”), pursuant to which LV Holding was to contribute the Lago Vista Site to a to-be-formed joint venture with Preserve. Prior to entering into the Contract of Sale, the Company notified Preserve of its intention to enter into the Contract of Sale. As a result, on April 25, 2024, the Company received written notice from counsel to Preserve terminating the Contribution Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
10.1	Amendment to Real Estate Sales Contract, dated as of April 29, 2024
10.2	Commercial Contract between Safe and Green Development Corporation and Lithe Development Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safe and Green Development Corporation
Dated: May 1, 2024
	By:	/s/ Nicolai Brune
	Name:	Nicolai Brune
	Title:	Chief Financial Officer

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